Exhibit 16.1

                                                  Deloitte & Touche LLP
                                                  180 N. Stetson Avenue
                                                  Chicago, IL 60601-6779
                                                  USA

                                                  Tel: +1 312 946 3000
                                                  Fax: +1 312 946 2600
                                                  www.deloitte.com



November 18, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of Divall Insured Income Properties 2 Limited Partnership's Form 8-K, dated November 15, 2004, and have the following comments:

1. We agree with the statements in the first, second, third, fourth, and fifth paragraphs.

2. We have no basis on which to agree or disagree with the statements made in the sixth paragraph.


Yours truly,


/s/ Deloitte & Touche LLP

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